Exhibit 10.11

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLDEXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN AN TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

CONVERTIBLE PROMISSORY NOTE DUE APRIL 20, 2013

OF

800 COMMERCE INC.

Issuance Date: April 20, 2012

Holder: Scott A Climes Principal Amount: $50,000

THIS NOTE ("Note")is a duly authorized note of 800 Commerce Inc., a corporation duly organized and existing under the laws of the state of Florida (the "Company"), designated as Convertible Promissory Note issued on May 10, 2012 to Scott A Climes and due on May 10, 2013 (the "maturity date").

FOR VALUE RECEIVED, the company hereby promises to pay to the order of Scott A Climes or it's registered assigns or successors-in-interest ("Holder") the principal sum of fifty-thousand dollars ($50,000) together with all accrued but unpaid interest thereon, if any, on the maturity date, to the extent such principal amount and interest has not been paid or converted into the Company's Common Stock, $0 .01 par value per share (the Common Stock), in accordance with the terms thereof. Interest on the unpaid balance hereof, shall accrue at a rate of 8% per annum from the date of the original issuance hereof (The "issuance date") until the same becomes due and payable on the maturity date, or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof. Interest on this note shall accrue daily commencing on the issuance date and shall be computed on the basis of a 365 day year and actual days elapsed and shall be paid in accordance with Section 1 hereof. Notwithstanding anything contained herein, this note shall bear interest on the due and unpaid principal amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 4(a) at the rate (the Default Rate) equal to the lower of (12%) per annum or the highest rate permitted by law., payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

(1)

All payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the holder may from time to time designate by written notice in accordance with the provisions of this note or by Company check. This note may not be prepaid in whole or part except as otherwise provided herein. Whenever any amount expressed to be due by the terms of this Note is due on any which is not a business day (as defined below), the same shall instead be due on the succeeding day which is a Business day.

For the purposes hereof the following terms shall have the meanings ascribed to them below:

"Bankruptcy Event" means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the company or any subsidiary thereof; (b) there is commenced against the company or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its' property that is not discharged or stayed within 60 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary fails to pay, or states that it is unable to pay or is unable to pay its debts generally as they become due; (g)the Company or any subsidiary calls a meeting of its' creditors with a view to arranging a composition, adjustment or restructuring of its' debts; or (h) the Company or any subsidiary, by any act or failure to act, expressly indicates its' consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of Florida are authorized or required by law or executive order to remain closed.

"Change in Control Transaction" will be deemed to exist if (I) there occurs any consolidation, merger or other business combination of the company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the company prior to such events cease to own 50% or more of the voting power, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any "going private" transaction under

"Change in Control Transaction" will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own SO% or more of the voting power, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 35% of the Company's voting power, (iii) there is a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) the Company enters into any agreement providing for an event set forth in (i), (ii), (iii) or (iv) above.

(2)

"Conversion Ratio" means, at anytime, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the Conversion Price as of the date such ratio is being determined.

"Conversion Price" shall equal 65% of the lowest closing bid price for the five trading days preceding the date of the conversion note (which amount will be stated in the conversion notice).

"Convertible Securities" means any convertible securities, to exchange for shares of Common Stock.

"Equity Conditions" shall mean (0 the resale of all Underlying Shares is covered by an effective registration statement which is not subject to any suspension or stop order (with a current and deliverable prospectus that is not subject at the time to any blackout or similar circumstance) or permitted pursuant to Rule 144(b)(1)(i) under the Securities Act.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Market Price" shall equal the lowest closing bid price per share of the Common Stock on the Principal Market on any Trading Day during the Pricing Period.

"Principal Amount" shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Agreements but not previously paid or added to the Principal Amount.

"Principal Market" shall mean OTC Bulletin Board or such other principal market or exchange on which the Common Stock is quoted for trading.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Trading Day" shall mean a day on which there is trading on the Principal Market.

"Underlying Shares" means the shares of Common Stock into which the Notes are convertible (including interest or principal payments in Common Stock as set forth herein) in accordance with the terms hereof.

"Variable Rate Transaction" shall mean a transaction in which the Company issues or sells, or agrees to issue or sell (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of, Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (z) under a warrant exercisable for a number of shares based upon and/or varying with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such warrant, or (b) any securities of the Company pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for sale or resale pursuant to the 1933 Act (which for the purpose of this definition shall include a sale of the Company's securities "off the shelf' in a registered offering, whether or not such offering is underwritten).

The following terms and conditions shall apply to this Note: Section

(3)

1. Interest Payments.

(a) Interest Payments. On the Maturity Date, the Company shall pay to the Holder all interest accrued to date on the remaining unconverted principal balance of this Note ("Interest Amount") in accordance with this Section 1.

(b) Cash or Common Stock. Subject to the terms hereof, the Company shall have the right to satisfy payment of the Interest Amount in full on the Maturity Date either in cash or in shares of Common Stock (but not both) at the Company's option. If the Company elects or is required to pay any Interest Amount in cash on the Maturity Date, then on such Payment Date the Company shall pay to the Holder an amount equal to such Interest Amount in satisfaction of such obligation. If the Company elects or is required to pay any Interest Amount in shares of Common Stock, the number of such shares to be issued for such Payment Date shall be the number determined by dividing (x) the Interest Amount, by (y) the Conversion Price as of such Payment Date. Such shares shall be issued and delivered within three (3) Trading Days following the Maturity Date and shall be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances, restrictions and legends. If the Holder does not receive the requisite number of shares of Common Stock in the form required above within such three Trading Day period, the Holder shall have the option of either (a) requiring the Company to issue and deliver all or a portion of such shares or (b) canceling such election (whether by the Company or Holder) to pay such Interest Amount in Common Stock (in whole or in part), in which case the Company shall immediately pay in cash the full such Interest Amount due hereunder or such portion as the Holder specifies is to be paid in cash instead of Common Stock. Except as otherwise provided in this Section 1, all holders of Notes must be treated the same with respect to such payment of the Interest Amount in shares of Common Stock.

(c)       No Equity Conditions. Notwithstanding anything to the contrary herein, the Company shall be prohibited from exercising its right to pay the Interest Amount in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Payment Date if at any time from the Notice Date until the time at which the Holders receive such shares any of the Equity Conditions fail to be satisfied, unless otherwise waived in writing by the Holder in whole or in part at the Holder's option.

(d)        Ownership/Issuance Limitations. Notwithstanding anything to the contrary herein, the Company shall be prohibited from exercising its right to pay the Interest Amount in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Payment Date to the extent, and only to the extent, that such payment in shares of Common Stock would result in the Holder hereof exceeding the limitations contained in Section 3(i) below. In such event, then (1) the Company on the Payment Date shall pay such portion of the Interest Amount in shares of Common Stock as may be effected without exceeding such limitations, and (ii) the Company shall pay the balance of such Interest Amount in cash.

Section 2. Conversion.

(a)        Conversion Right. Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder's option, at any time and from time to time to convert the outstanding Current Principal Amount under this Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the "Conversion Notice"), which may be transmitted by facsimile or email. Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of, Section 3(i) below.

(b)        Common Stock Issuance upon Conversion.

(i) Conversion Date Procedures. Upon conversion of this Note pursuant to Section 3(a) above, the outstanding Current Principal Amount of the Note elected to be converted hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances and without any restrictions or legends, as is determined by dividing the amount of the Current outstanding Principal Amount of this Restated Note being converted by the then applicable Conversion Price:

For example, a $30,000 conversion amount with a Conversion Price of $1.00 would be entitled to 45,000 conversion shares ($45,000 which equal 35% discount to market).

The date of any Conversion Notice hereunder and any Payment Date shall be referred to herein as the "Conversion Date". If the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall promptly deliver to the Holder (but no later than five Trading Days after the Conversion Date) a Note for such outstanding Principal Amount as has not been converted if this Note has been surrendered to the Company for partial conversion. The Holder shall not be required to physically surrender this Note to the Company upon any conversion hereunder unless the full outstanding Principal Amount represented by this Note is being converted or repaid. The Holder and the Company shall maintain records showing the outstanding Principal Amount so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment.

(ii) DELIVERY. The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, shares (which certificate(s) shall be free of restrictive legends and trading restrictions) representing the number of shares of Common Stock being acquired upon the conversion of this Note via Deposits and Withdrawal at Custodian (DWAC) delivery or via unrestricted certificate(s). If in the case of any conversion hereunder, such shares are not delivered to the Holder by the fifth Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such shares, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion. If the Company fails to deliver to the Holder such shares pursuant to this Section 3(b) (free of any restrictions on transfer or legends) in accordance herewith, prior to the eighth Trading Day after the Conversion Date, the Company shall pay to the Holder as liquidated damages, in cash, an amount equal to 2% of the Principal Amount per month until the free trading shares are delivered.

(4)

(c) Conversion Price Adjustments.

(i)  Stock Dividends, Splits and Combinations. If the Company or any of its subsidiaries, at any time while the Notes are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then each Affected Conversion Price (as defined below) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 3(c)(1) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

As used herein, the Affected Conversion Prices (each an "Affected Conversion Price") shall refer to: (i) the Conversion Price, and (ii) each reported lowest closing bid price occurring on any Trading Day included in the period used for determining the Conversion Price, which Trading Day occurred before the record date in the case of events referred to in clause (A) of this subparagraph 3(c)(i) and before the effective date in the case of the events referred to in clauses (B) and (C) of this subparagraph 3(c)(i).

(ii) Distributions. if the Company or any of its subsidiaries, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(c)(1) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to holders of the Notes the amount of such indebtedness, assets, cash or rights or warrants which the holders of Notes would have received had all their Notes been converted into Common Stock at the Conversion Price immediately prior to the record date for such distribution.

(iii) Rounding of Adjustments. All calculations under this Section 3 or Section 1 shall be made to 4 decimal places for dollar amounts or the nearest 1/100th of a share, as the case may be.

(iv) Notice of Adjustments. Whenever any Affected Conversion Price is adjusted pursuant to Section 3(c)(i), (ii) or (iii) above, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the Affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(v)            Change in Control Transactions. In case of any Change in Control Transaction, the Holder shall have the right thereafter to, at its option, convert this Note, in whole or in part, at the Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this Section 3. The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Change in Control Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder's option. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(vi)         Notice of Certain Events. If:

A.          the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.          the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.          the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.          the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(d)         Reservation and Issuance of Underlying Securities. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Exchange Agreement) be issuable (taking into account the adjustments under this Section 3 but without regard to any ownership limitations contained herein) upon the conversion of this Note hereunder in Common Stock (including repayments in stock). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

(e)         No Fractions. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock, rounded to the nearest whole share of common stock.

Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued ;ri the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g)        Cancellation. After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company's principal executive offices.

(h)        Notices Procedures. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, by email, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Exchange Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile or email, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

(i)         Conversion Limitation. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon conversion pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Notes) that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "affiliates" at such time (as defined in Rule 144 of the Act) ("Aggregation Parties") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 4.9% of the total issued and outstanding shares of the Common Stock (the "Restricted Ownership Percentage"). The Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change in Control Transaction.

(5)

Section 3. Defaults and Remedies.

(a) Events of Default. An "Event of Default" is: (I) a default in payment of any amount due hereunder which default continues for more than 5 business days after the due date thereof; (ii) a default in the timely issuance of Underlying Shares upon and in accordance with terms hereof which default continues for five Business Days after the Company has received written notice informing the company that it has failed to issue shares or deliver stock certificates within the fifth day following the Conversion Date; (iii) failure by the Company for fifteen (15) days after written notice has been received by the Company to comply with any material provision of any of the Notes (including without limitation the failure to issue the requisite number of shares of Common Stock upon conversion hereof and the failure to redeem Notes upon the Holder's request following a Change in Control Transaction pursuant to Section 3(c)(v); (iv) a material breach by the Company of its representations or warranties in the Exchange Agreement,; (v) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company for in excess of $100,000 or for money borrowed the repayment of which is guaranteed by the Company for in excess of $100,000, whether such indebtedness or guarantee now exists or shall be created hereafter; or (vi) if the Company is subject to any Bankruptcy Event.

(b) Remedies. If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (v) and (vi) of Section 4(a), this Note shall become due and payable without further action or notice. In the event of such acceleration, the amount due and owing to the Holder shall be the greater of (1) 100% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any) and (2) the product of (A) the highest closing price for the five (5) Trading days immediately preceding the Holder's acceleration and (B) the Conversion Ratio. In either case the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within 7 days of Holder's request. The remedies under this Note shall be cumulative.

Section 4. General.

(a)        Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)        Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)        Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder,

(d) Assignment, Etc. The Holder may assign or transfer this Note. The Holder shall notify the Company of any such assignment or transfer promptly. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e) No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right,

remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f) Governing Law; Jurisdiction.

(i)   Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii)  Jurisdiction. This Note shall be deemed to have been executed in Palm Beach County, Florida, the State and County where company executes this Note and, and the Company and B. Michael Friedman express and agrees and consent that the Palm Beach County Circuit Court shall have sole jurisdiction of any action pertaining to this note.

The Company agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect Holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii) NO JURY TRIAL. THE COMPANY HERETO KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE.

(g) Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.

The Company:

SOO COMMERCE, INC. Authorized Signature:

Name: B. Michael Friedman Title: CEO

The Holder:

Authorized Signature:

Name: Scott A Climes323 Neptune Ave Encinitas, CA 92024 805.750.8580 Cell